Exhibit 99.1

INVESTOR UPDATE PennyMac Financial Services, Inc. December 2023

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like "believe," "expect," "anticipate," "promise," "project," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to: (i) statements regarding the terms and conditions of the Interim Award, which may be subject to change, (ii) the Company's expectations as to a legal reserve for the Interim Award and the potential impact of the Interim Award and the ongoing proceedings on the Company's financial position and results of operations, which may be subject to change and (iii) the ownership and/or use of the SSE technology by the Company in the future (iv) future loan origination, servicing and production, including future production, operating and hedge expenses; as well as other business and financial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our exposure to risks of los s and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only.

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BLACK KNIGHT LITIGATION OUTCOME 3 Background • In November 2019, Black Knight (1) filed a lawsuit against Pennymac (2) that alleged Pennymac misappropriated trade secrets and breached their contracts in order to copy Black Knight’s mortgage servicing platform MSP in creating its Servicing Systems Environment (SSE) servicing platform • Black Knight’s original suit sought over $340 million in damages and ownership of the intellectual property related to SSE; t he suit was ultimately transferred to arbitration Outcome and Impact • On November 28, 2023, the arbitrator of the lawsuit categorically rejected Black Knight’s claims of misappropriation of trade se crets, but partially granted their breach of contract claim • The arbitrator affirmed Pennymac’s ownership of its SSE mortgage servicing platform, providing Pennymac the unfettered ability to utilize its intellectual property in SSE in any way that it sees fit for the benefit of its customers and stakeholders • The arbitrator also issued an interim award of approximately $155 million (plus interest and legal expenses) to Black Knight rel ated to the breach of contract claim – The arbitrator concluded (wrongfully in our view) that Pennymac's access to MSP allowed it to increase the speed of developing SSE, and awarded Black Knight lost profits in the form of licensing fees it would have otherwise received from Pennymac over a longer development period – A litigation reserve related to this interim award is expected to be recorded in 4Q23, reducing earnings and book value per s har e by approximately $2.85 • Pennymac has ample liquidity to fulfill the interim award payment, with $1.2B of cash on its balance sheet at September 30, 2023 Potential Opportunities • SSE has performed extraordinarily well since its launch in 2019, meaningfully enhancing Pennymac’s capabilities and reducing servicing costs per loan – SSE enabled Pennymac to successfully implement significant automation and efficiencies of its CARES Act forbearance programs, improving the custom er experience for and allowing Pennymac greater ability to rehabilitate borrowers and redeliver loans during and following the pandemic – Servicing costs per loan have declined by over 30% since Pennymac implemented SSE • With this technology free and clear of any restrictions on use or development, we believe there is potential for additional o ppo rtunities and benefits for the company over time (1) Black Knight Servicing Technologies, LLC (2) PennyMac Loan Services, LLC, a wholly - owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI)

FOURTH QUARTER 2023 BUSINESS UPDATE – PRODUCTION AND SERVICING

- Correspondent acquisitions of $16.8 billion and locks of $18.0 billion to date in 4Q23[1,2]
- Broker Direct originations of $1.6 billion and locks of $2.1 billion to date in 4Q23
- Consumer Direct originations of $0.6 billion and locks of $0.9 billion to date in 4Q23
- Production margins through November have been relatively consistent with levels reported in 3Q23
- Servicing portfolio has grown to $601.4 billion in UPB[3]
  - Approximately 20% of total servicing portfolio has a note rate of 5% or higher[3]

Fundings ($ in billions)

	3Q23	Oct-23	Nov-23	4Q23TD
Correspondent Acquisitions[1]	$ 21.5	$ 8.8	$ 8.1	$ 16.8
Broker Direct Originations	$ 2.2	$ 0.8	$ 0.8	$ 1.6
Consumer Direct Originations	$ 1.3	$ 0.3	$ 0.3	$ 0.6
Total acquisitions/originations	**$ 25.1**	**$ 9.9**	**$ 9.1**	**$ 19.0**

Interest Rate Lock Commitments ($ in billions)

	3Q23	Oct-23	Nov-23	4Q23TD
Correspondent Locks[2]	$ 23.9	$ 9.3	$ 8.6	$ 18.0
Broker Direct Locks	$ 3.0	$ 1.0	$ 1.1	$ 2.1
Consumer Direct Locks	$ 1.7	$ 0.5	$ 0.5	$ 0.9
Total Locks	**$ 28.6**	**$ 10.8**	**$ 10.2**	**$ 21.0**

(1) Includes volume fulfilled for PennyMac Mortgage Investment Trust (NYSE:PMT)
(2) Includes locks related to both PFSI and PMT loan acquisitions
(3) Unpaid principal balance. As of 11/30/23; includes volumes subserviced for PMT

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